EXHIBIT 5


                             FLAMEL TECHNOLOGIES SA
          Societe Anonyme with a share capital of (euro) [2,608,782.48]
                               Registered office:
                           Parc Club du Moulin a Vent
                       33, avenue du Docteur Georges Levy
                            69693 VENISSIEUX (France)

                             379 001 530 R.C.S. LYON

DRAFT RESOLUTIONS PROPOSED BY OSCAR S. SCHAFER & PARTNERS I LP, OSCAR S. SCHAFER
  & PARTNERS II LP, AND O.S.S. OVERSEAS FUND LTD, ACTING DE CONCERT WITHIN THE MEANING OF ART. L. 233-10 OF THE FRENCH COMMERCIAL CODE, TO BE SUBMITTED TO THE GENERAL MEETING OF SHAREHOLDERS DATED JUNE __, 2005, PURSUANT TO ART. L. 225-105
                         OF THE FRENCH COMMERCIAL CODE.

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1ST RESOLUTION

(REMOVAL OF DIRECTORS)

Subject to the approval of any resolution proposed by the Board of Directors proposing either (1) the renewal of the offices of Mssrs. Gerard Soula, Steve Willard, Raul Cesan, William Dearstyne, Michel Greco, and Jean-Noel Treilles, as directors, or (2) the election of any other persons as directors, the Shareholders' Meeting, voting under the quorum and majority conditions for ordinary general meetings, decides, pursuant to the provisions of Article L. 225-105 of the CODE DE COMMERCE, to remove and replace all such directors.

2ND RESOLUTION

(ELECTION OF MR. CORNELIS ("COR") BOONSTRA)

The Shareholders' Meeting, voting under the quorum and majority conditions for ordinary general meetings, decides, pursuant to the provisions of Article L. 225-18 of the CODE DE COMMERCE and Article 13 of the Bylaws (STATUTS) of Flamel Technologies SA, to elect Mr. Cornelis Boonstra as a director of Flamel Technologies SA for a one-year term to expire at the end of Shareholders' Meeting convened to approve the financial statements for the fiscal year ending December 31, 2005.

3RD RESOLUTION

(ELECTION OF MR. RANDY H. THURMAN)

The Shareholders' Meeting, voting under the quorum and majority conditions for ordinary general meetings, decides, pursuant to the provisions of Article L. 225-18 of the CODE DE COMMERCE and Article 13 of the Bylaws (STATUTS) of Flamel Technologies SA, to elect Mr. Randy H. Thurman as a director of Flamel Technologies SA for a one-year term to expire at the end of


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Shareholders' Meeting convened to approve the financial statements for the fiscal year ending December 31, 2005.

4TH RESOLUTION

(ELECTION OF MR. ELIE VANNIER)

The Shareholders' Meeting, voting under the quorum and majority conditions for ordinary general meetings, decides, pursuant to the provisions of Article L. 225-18 of the CODE DE COMMERCE and Article 13 of the Bylaws (STATUTS) of Flamel Technologies SA, to elect Mr. Elie Vannier as a director of Flamel Technologies SA for a one-year term to expire at the end of Shareholders' Meeting convened to approve the financial statements for the fiscal year ending December 31, 2005.